Exhibit 99.1

December 07, 2007 02:05 AM Eastern Time

Belvedere SoCal and First Heritage Bank Announce Termination of Negotiations

SAN FRANCISCO—(BUSINESS WIRE)—Belvedere SoCal, a Southern California small business-focused bank holding company, and First Heritage Bank N.A. today announced the termination of negotiations regarding their previously announced strategic alliance and non-binding term sheet.

“We determined that it was in the best interests of both parties to end the discussions and focus on our respective businesses,” Alan Lane, Executive Chairman of Belvedere SoCal, said. “First Heritage has demonstrated an impressive growth trajectory and assembled a strong team that will continue to serve them well as part of First National Bank Holding Company.”

The termination of the discussions will allow Belvedere SoCal to focus on its core growth initiatives that include geographic expansion and additional acquisitions, with the goal of becoming Southern California’s leading small business-focused community bank.

First Heritage Bank N.A. will remain a wholly-owned subsidiary of First National Bank Holding Company, a $4 billion banking institution based in Scottsdale, Arizona.

“At this time, we believe that First Heritage and Belvedere SoCal will each be in a better position as separate companies,” Gary Dorris, CEO of First National Bank of Arizona, said. “We have the highest respect for Belvedere SoCal. Throughout our discussions they demonstrated that they are a first-class organization with an ambitious vision.”

As previously announced, Belvedere SoCal completed the acquisition of Professional Business Bank on November 23, 2007.

About Belvedere SoCal

Belvedere SoCal, the holding company for Professional Business Bank, was formed to aggregate Southern California community bank franchises for the purpose of building the leading small business-focused community bank in the region. Belvedere SoCal is also in the process of completing the previously announced acquisition of Spectrum Bank (Irvine, California) and recently received Federal Reserve approval for that transaction. Other regulatory approvals are still pending.

About Professional Business Bank

Headquartered in Pasadena, CA, Professional Business Bank was created by business leaders for business leaders. Through its branch network and seasoned personnel, Professional Business Bank offers personal and business deposit and loan relationships. Loans are offered through commercial, construction, real estate, SBA and CalCAP lending officers. Additional information may be found at www.probizbank.com or by calling 626-395-7000.

About First Heritage Bank, N.A.

First Heritage Bank, N.A. is a subsidiary of First National Bank Holding Company. Since approval of a national charter in February of 2005, First Heritage has shown strong growth in the middle market segment focusing on commercial businesses with sales up to $250 million. Additionally, First Heritage has established numerous commercial and residential developer relationships. Headquartered in Newport Beach, First Heritage has extended its commercial operations to cover Inland Empire and Downtown Los Angeles. The experienced Middle Market Bankers specialize in delivering innovative solutions to match diverse customer requirements. Since inception, over $450 million in new credit relationships along with complex treasury management customers have been brought under management, a portion of which have been participated through the First National Bank affiliates. Additional information may be found at www.fhbankna.com.

About First National Bank Holding Company

First National Bank Holding Company is the Southwest’s largest privately held, family-owned banking institution. Headquartered in Scottsdale, Arizona it has more than 1,100 employees and combined assets in excess of $4 billion among its three subsidiary banks, First National Bank of Arizona, First National Bank of Nevada and First Heritage Bank. First National Bank is a leading provider of business and community banking services for business owners and consumers. It offers a full range of lending, deposit products, treasury management and wealth management services. Business lending is focused on commercial and industrial, real estate construction and permanent and SBA loans. For more information, please visit www.fnbaonline.com.

FORWARD LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” “believes,” “intends,” or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect views only as of the date hereof. Neither Belvedere SoCal, Professional Business Bank, First National Bank Holding Company nor First Heritage Bank N.A. undertake any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contacts

Belvedere SoCal

Alan Lane, Executive Chairman, 415-434-1236

alane@belvederecapital.com